As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-268723

Registration No. 333-266492

Registration No. 333-262820

Registration No. 333-260974

Registration No. 333-233069

Registration No. 333-222820

Registration No. 333-221462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO:

Form F-3 Registration No. 333-268723

Form F-3 Registration No. 333-266492

Form F-3 Registration No. 333-262820

Form F-3 Registration No. 333-260974

Form F-3 Registration No. 333-233069

Form F-3 Registration No. 333-222820

Form F-3 Registration No. 333-221462

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of Registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Tel: +41 22 552 38 40

(Address and telephone number, including area code of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, New York 10001

Tel: (212) 479-6000

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form F-3 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by ObsEva SA (the “Registrant”):

•	Registration Statement No. 333-268723, filed with the SEC on December 9, 2022;

•	Registration Statement No. 333-266492, filed with the SEC on August 3, 2022;

•

Registration Statement No.  333-262820, filed with the SEC on February 17, 2022; as amended by that certain Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, filed with the SEC on February 25, 2022;

•	Registration Statement No. 333-260974, filed with the SEC on November 10, 2021;

•	Registration Statement No. 333-233069, filed with the SEC on August 7, 2019;

•

Registration Statement No.  333-222820, filed with the SEC on February 1, 2018, as amended by that certain Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, filed with the SEC on February 23, 2018, and that certain Post-Effective Amendment No. 2 to the Registration Statement on Form F-3, filed with the SEC on March 1, 2018; and

•

Registration Statement No.  333-221462, filed with the SEC on November 9, 2017, as amended by that certain Post-Effective Amendment No. 1 to Form F-1 on Form F-3 Registration Statement, filed with the SEC on March 1, 2018.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 28, 2023.

OBSEVA SA

By:	/s/ Will Brown
Name: Will Brown
Title: Interim Chief Executive Officer and Chief Financial Officer

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ObsEva SA, has signed this Post-Effective Amendment to Registration Statements on Form F-3 on March 28, 2023.

Authorized U.S. Representative – Cogency Global Inc.

By:	/s/ Colleen A. DeVries
Name: Colleen A. DeVries
Title: Senior Vice-President on behalf of Cogency Global Inc.

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